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                                                                      EXHIBIT 99



                               RE: HARDINGE, INC.

                                                      ONE HARDINGE DRIVE
                                                      ELMIRA, NY 14902
                                                      (NASDAQ: HDNG)


AT THE COMPANY:        AT FRB | WEBER SHANDWICK:

Richard L. Simons      Kerry Thalheim      John McNamara
Exec VP & CFO          General Inquiries   Analyst Inquiries
(607) 734-2281         (212) 445-8437      (212) 445-8435


FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 12, 2002


                        HARDINGE INC. ANNOUNCES DIVIDEND

ELMIRA, N.Y., February 12, 2002 - Hardinge Inc. (Nasdaq: HDNG), a leading producer of advanced material-cutting solutions, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.06 per share on the Company's common stock, which reflects a reduction from the previous quarter's $0.11 per share rate. This dividend is payable on March 8, 2002 to stockholders of record as of March 1, 2002.

The Company's Board of Directors also noted that, unless business conditions in the U.S. improve, further dividend reductions may be necessary in order to fund strategic initiatives including new product development and debt reduction following the successful December, 2000 acquisition of HTT, a Biel, Switzerland manufacturer of grinding machines.

Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest industrial technology to companies requiring material-cutting solutions. The Company designs and manufactures computer-numerically controlled metal-cutting lathes, machining centers, grinding machines and other industrial products. The Company's common stock trades on Nasdaq under the symbol "HDNG." For more information, please visit the Company's website at www.hardinge.com.

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